QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.4

Polypore International, Inc.

Chief Financial Officer Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act Of 2002

I, Lynn Amos, certify that:

  1.
  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Polypore International, Inc. for the year ended January 3, 2015;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By:	/s/ LYNN AMOS Lynn Amos Chief Financial Officer

Date: April 6, 2015

QuickLinks

  Exhibit 31.4
Polypore International, Inc. Chief Financial Officer Certification Pursuant to Section 302 of the Sarbanes-Oxley Act Of 2002